   As filed with the Securities and Exchange Commission on September 22, 2000

                                                      Registration No. 333-82395
                                                      ==========================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

          MASSACHUSETTS                                      06-1047163
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification Number)

        ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139 (617) 252-7500

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ----------------------

                                   PETER WIRTH
                Executive Vice President and Chief Legal Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 with copies to:

                                  PAUL KINSELLA
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                             ----------------------


         Genzyme Corporation previously issued $250,000,000 principal amount of 5 1/4% convertible subordinated notes due 2005. The holders of these convertible notes can convert outstanding principal and accrued interest into shares of Genzyme General Division Common Stock, Genzyme Molecular Oncology Division Common Stock and Genzyme Surgical Products Division Common Stock. Genzyme Corporation's Registration Statement on Form S-3 (File No. 333-82395) registered 1,130,123 shares of Genzyme Surgical Products Division Common Stock issuable upon conversion of these convertible notes. This Registration Statement covers resales of these shares by the securityholders named in the prospectus and any related prospectus supplements. As of the date of this Post-Effective Amendment, none of the convertible notes have been converted into shares of Genzyme Surgical Products Division Common Stock. The shares of Genzyme Surgical Products Division Common Stock registered are now eligible for sale pursuant to Rule 144. This Post-Effective Amendment is filed to deregister the shares of Genzyme Surgical Products Division Common Stock that were not resold pursuant to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on September 22, 2000.

                                          GENZYME CORPORATION

                                          By: /s/ Michael S. Wyzga
                                              ----------------------------------
                                              Michael S. Wyzga
                                              Senior Vice President
                                              and Chief Financial Officer


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